Exhibit 4.2

TTM TECHNOLOGIES, INC.
as Issuer
and
AMERICAN STOCK TRANSFER & TRUST COMPANY,
as Trustee
FIRST SUPPLEMENTAL INDENTURE
Dated as of May 14, 2008
3.25% Convertible Senior Notes Due 2015

i

ii

iii

     FIRST SUPPLEMENTAL INDENTURE dated as of May 14, 2008 (the “First Supplemental Indenture”) between TTM Technologies, Inc., a Delaware corporation, as issuer (the “Company”), and American Stock Transfer & Trust Company, a New York state chartered trust company, as trustee (the “Trustee”).
WITNESSETH:
     WHEREAS, the Company has heretofore delivered to the Trustee an Indenture dated as of May 14, 2008 (the “Base Indenture”), providing for the issuance by the Company from time to time of its debt securities evidencing its indebtedness (the “Securities”).
     WHEREAS, Article 9 of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form or terms of Securities of any series as provided by the Base Indenture.
     WHEREAS, the Company has duly authorized the issue of a series of Securities to be known as its 3.25% Convertible Senior Notes Due 2015 (hereinafter referred to as the “Notes”), initially in an aggregate principal amount not to exceed $155,000,000 (or $175,000,000 if the Underwriters exercise their option to purchase additional Notes in full as set forth in the Underwriting Agreement), and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company and the Board of Directors have duly authorized the execution and delivery of this First Supplemental Indenture; and
     WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, the form of conversion notice, the Fundamental Change Repurchase Notice and the form of assignment and transfer to be borne by the Notes are to be substantially in the forms hereinafter provided for; and
     WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this First Supplemental Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this First Supplemental Indenture and the issue hereunder of the Notes have in all respects been duly authorized.
     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:
     That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1
Definitions and Other Provisions of General Application
     Section 1.01. Definitions. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (i) the terms defined in this Article 1 have the meanings assigned to them in this Article and include the plural as well as the singular;
     (ii) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
     (iii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and
     (iv) the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.
     “Additional Interest” has the meaning specified in Section 7.16.
     “Additional Shares” has the meaning specified in Section 6.07(a).
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agent Members” has the meaning specified in Section 3.09(a).
     “Bid Solicitation Agent” means American Stock Transfer & Trust Company or, at the Company’s election, an independent nationally recognized securities dealer selected by the Company to solicit market bid quotations for the Notes, which shall in no event be an Affiliate of the Company.
     “Business Day” means any day other than a Saturday, a Sunday or a day on which the Corporate Trust Office or the Federal Reserve Bank in The City of New York is closed.
     “Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

     “Certificated Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 Principal Amount and integral multiples thereof.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Common Stock” means the shares of common stock, par value $0.001 per share, of the Company as they exist on the date of this First Supplemental Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.
     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this First Supplemental Indenture, and thereafter “Company” shall mean such successor Person.
     “Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chief Executive Officer, its President or its Chief Financial Officer, and by its Treasurer or its Secretary, and delivered to the Trustee.
     “Conversion Agent” means the Trustee or such other office or agency designated by the Company where Notes may be presented for conversion.
     “Conversion Date” has the meaning specified in Section 6.02(b).
     “Conversion Notice” shall have the meaning specified in Section 6.02(b).
     “Conversion Price” means as of any date $1,000 divided by the Conversion Rate as of such date.
     “Conversion Rate” has the meaning specified in Section 2.02.
     “Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this First Supplemental Indenture is dated, located at 59 Maiden Lane, New York, New York 10038, Attention: Corporate Trust Department, American Stock Transfer & Trust Company (TTM Technologies, Inc., 3.25% Convertible Senior Notes due 2015).

     “Corporation” means a corporation, association, company, joint-stock company or business trust.
     “Custodian” means American Stock Transfer & Trust Company, as custodian with respect to the Notes in global form, or any successor entity.
     “Daily Conversion Value” means, for each of the 60 consecutive Trading Days during the Observation Period, one-sixtieth (1/60th) of the product of (i) the applicable Conversion Rate and (ii) the Daily VWAP of Common Stock for such Trading Day.
     “Daily Measurement Value” has the meaning specified in Section 6.03(a)(i).
     “Daily Settlement Amount” has the meaning specified in Section 6.03(a).
     “Daily VWAP” means, for each of the 60 consecutive Trading Days during the Observation Period, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “TTMI.UQ <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for such purpose by the Company); provided, that after the consummation of a Fundamental Change in which the consideration payable to holders of Common Stock is comprised entirely of cash, the Daily VWAP shall be deemed to be the cash price per share of Common Stock received by the holders of Common Stock in such Fundamental Change; and provided further, that the Daily VWAP shall in all events be determined without regard to after-hours trading or any other trading outside of the regular trading session for the Common Stock.
     “Default” means any event that is or with the passage of time or the giving of notice or both would become an Event of Default.
     “Depositary” means The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of this First Supplemental Indenture, and thereafter “Depositary” shall mean such successor Depositary.
     “Effective Date” has the meaning specified in Section 6.07(b).
     “Event of Default” has the meaning specified in Section 7.01.
     “Ex-Dividend Date” has the meaning specified in Section 6.01(a)(iii).
     “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

     “Exchange Rate Contract” means, with respect to any Person, any currency swap agreement, forward exchange rate agreement, foreign currency future or option, exchange rate collar agreement, exchange rate insurance or other agreement or arrangement, or combination thereof, the principal purpose of which is to provide protection against fluctuations in currency exchange rates. An Exchange Rate Contract may also include an Interest Rate Agreement.
     “Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s length transaction.
     “Fundamental Change” means the occurrence of any of the following events at any time after the Notes are originally issued:
     (1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, its Subsidiaries or its or their employee benefit plans becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of the Company’s common equity;
     (2) consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock will be converted into, or exchanged for, stock, other securities, other property or assets or (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any person other than one of the Company’s Subsidiaries; provided, however, that a share exchange, consolidation or merger transaction where the holders of more than 50% of all classes of the Company’s common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such event shall not constitute a Fundamental Change;
     (3) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or
     (4) the Common Stock, or other common stock into which the Notes are then convertible, ceases to be listed for trading or quoted on a United States national securities exchange or an established automated over-the-counter trading market in the United States.
     Notwithstanding the foregoing, a Fundamental Change as a result of clause (2) above shall not be deemed to have occurred if 90% of the consideration received or to be received by the holders of Common Stock, excluding cash payments for fractional shares and cash payments in respect of dissenters’ or appraisal rights, in the transaction or transactions otherwise constituting the Fundamental Change consists of Publicly Traded

Securities and, as a result of such transaction or transactions, the Notes become convertible into such Publicly Traded Securities, excluding cash payments for fractional shares and cash payments in respect of dissenters’ or appraisal rights.
     “Fundamental Change Company Notice” has the meaning specified in Section 5.01(b).
     “Fundamental Change Repurchase Date” has the meaning specified in Section 5.01(a).
     “Fundamental Change Repurchase Notice” has the meaning specified in Section 5.01(a).
     “Fundamental Change Repurchase Price” has the meaning specified in Section 5.01(a).
     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, as in effect in the United States on the date hereof.
     “Global Note” means a Note in global form registered in the Security Register in the name of a Depositary or a nominee thereof.
     “Holder” or “Noteholder” means a Person in whose name a Note is registered in the Security Register.
     “Indebtedness” means, with respect to any Person, without duplication, (i) any indebtedness or obligation, whether contingent or not, (1) evidenced by a credit or loan agreement, note, bond, debenture or similar written obligation or instrument (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof) or (2) for money borrowed, (ii) all obligations (1) as lessee under leases required to be capitalized on such Person’s balance sheet under GAAP or (2) as lessee under other leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes, (iii) all net obligations under Interest Rate Agreements, Exchange Rate Contracts, treasury management agreements or similar agreements or arrangements, (iv) all obligations and liabilities (contingent or otherwise) of such Person with respect to letters of credit, bankers’ acceptances and similar facilities (including reimbursement obligations with respect to the foregoing), (v) all obligations and liabilities (contingent or otherwise) of such Person issued or assumed as the deferred purchase price of any property or services (but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business), (vi) obligations of the type described in clauses (i) through (v) above of any third party and all dividends of any third party payment of which, in either case, such Person has assumed or guaranteed, or for which the Person first referenced above is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or that are secured by a lien on such Person’s property and (vii) any and all renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any indebtedness, obligation or liability of the kinds described in clauses (i) through (vi). The amount of any Indebtedness outstanding as of any date shall be the accreted value thereof, in the case of any Indebtedness issued with original issue discount. The amount of any Indebtedness outstanding as of any date with respect to any Exchange Rate Contract or Interest Rate Agreement shall be the termination value thereof. Indebtedness shall not include liabilities for taxes of any kind.
     “Indenture” means the Base Indenture as supplemented and amended by this First Supplemental Indenture and as it may from time to time be further supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof and hereof, including the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.
     “Interest Payment Date” means each May 15 and November 15 of each year.
     “Interest Rate Agreement” means, with respect to any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement the principal purpose of which is to protect the party indicated therein against fluctuations in interest rates.
     “Issue Date” means the date the Notes are originally issued as set forth on the face of the Note under this First Supplemental Indenture.
     “Last Reported Sale Price” means, on any date, the closing sale price per share of the Common Stock (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange, “Last Reported Sale Price” shall mean the last quoted bid price for the Common Stock in the over-the-counter market on such date as reported by the National Quotation Bureau Incorporated or any similar organization. If the Common Stock is not so quoted, “Last Reported Sale Price” shall mean the average of the mid-point of the last bid and ask prices for the Common Stock on such date from each of at least three nationally recognized independent investment banking firms selected by the Company for such purpose.
     “Legal Holiday” has the meaning specified in Section 1.05.
     “Majority Owner” means, with respect to an entity, another entity that has “beneficial ownership” (as defined in Rule 13(d)(3) under the Exchange Act) of more than 50% of the total voting power of all shares of the first entity’s Capital Stock that are entitled to vote generally in the election of directors.
     “Market Disruption Event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 P.M., New York City time, on any Trading Day for the Common Stock for an aggregate one half hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by such exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.
     “Maturity,” when used with respect to any Note, means the date on which the principal or Fundamental Change Repurchase Price of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or Fundamental Change Repurchase Date, by declaration of acceleration or otherwise.
     “Measurement Period” has the meaning specified in Section 6.01(a).
     “Note” or “Notes” has the meaning specified in the third paragraph of the Recitals of the Company.
     “Note Register” and “Note Registrar” have the respective meanings specified in Section 3.06.
     “Notice of Default” has the meaning specified in Section 7.01(f).
     “Observation Period” with respect to any Note means (i) prior to the 65th Scheduled Trading Day immediately preceding May 15, 2015, the 60 consecutive Trading Day period beginning on and including the second Trading Day after the related Conversion Date and (ii) on or after the 65th Scheduled Trading Day immediately preceding May 15, 2015, the 60 consecutive Trading Day period beginning on and including the 62nd Scheduled Trading Day immediately preceding May 15, 2015.
     “Outstanding,” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this First Supplemental Indenture, except:
     (i) Notes theretofore cancelled by the Trustee or accepted by the Trustee for cancellation;
     (ii) Notes, or portions thereof, for whose payment or repurchase money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that if such Notes are to be repurchased prior to the maturity thereof, notice of such repurchase shall have been given to the Holders as herein provided, or provision satisfactory to a Responsible Officer of the Trustee shall have been made for giving such notice;

     (iii) Notes that have been paid or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this First Supplemental Indenture; and
     (iv) Notes converted into Common Stock pursuant to Article 6;
provided, however, that, in determining whether the Holders of the requisite Principal Amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.
     “Paying Agent” means any Person (including the Company) authorized by the Company to pay the Principal Amount of, interest on, including Additional Interest, or the Fundamental Change Repurchase Price of, any Notes on behalf of the Company. American Stock Transfer & Trust Company shall initially be the Paying Agent.
     “Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Principal Amount” of a Note means the Principal Amount as set forth on the face of the Note.
     “Prospectus” shall mean the Company’s Prospectus dated April 7, 2008, and Prospectus Supplement dated May 8, 2008, taken together.
     “Publicly Traded Securities” means shares of common stock that are traded or quoted on a U.S. national securities exchange or, with respect to a transaction described in any of clauses (1) through (4) of the definition of “Fundamental Change”, that will be so traded or quoted when issued or exchanged in connection with such event.
     “Record Date” means, with respect to the payment of interest on the Notes, including Additional Interest, if any, the May 1 (whether or not a Business Day) next preceding an Interest Payment Date on May 15 and November 1 (whether or not a Business Day) next preceding an Interest Payment Date on November 15.
     “Reference Property” has the meaning specified in Section 6.05.

     “Responsible Officer” means any officer of the Trustee within the Corporate Trust Office of the Trustee with direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.
     “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading; provided, however, that for purposes of Section 6.02(d) and the definition of “Observation Period”, “Scheduled Trading Day” shall be determined by reference to the definition of “Trading Day” contained in Section 6.03(e). If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.
     “Securities” has the meaning specified in the first paragraph of the Recitals of the Company.
     “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Settlement Amount” has the meaning specified in Section 6.03(a).
     “Significant Subsidiary” has the meaning specified in Regulation S-X under the Exchange Act.
     “Spin-Off” has the meaning specified in Section 6.04(c).
     “Stated Maturity” means May 15, 2015.
     “Stock Price” has the meaning specified in Section 6.07(b).
     “Stock Transfer Agent” means American Stock Transfer & Trust Company, or such other Person as may be designated by the Company as the transfer agent for the Common Stock.
     “Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
     “Successor Company” has the meaning specified in Section 8.01.
     “Trading Day” means, except as provided in Section 6.03(e) hereof, a day on which (i) trading in securities generally occurs on The Nasdaq Stock Market or, if the Common Stock is not then listed on The Nasdaq Stock Market, on the principal U.S. national or regional securities exchange or market on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, in the principal other market on which the Common Stock is then traded and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market; provided, that if the Common Stock is not so listed or traded, “Trading Day” means a Business Day.
     “Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 Principal Amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that, if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 Principal Amount of the Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 Principal Amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. In addition, if the Company shall fail to instruct the Bid Solicitation Agent to obtain secondary market bid quotations for the Notes as required by this First Supplemental Indenture, then the Trading Price per $1,000 Principal Amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate on each day on which the Company so fails to instruct the Bid Solicitation Agent.
     “Trigger Event” has the meaning specified in Section 6.04(b).
     “Trust Indenture Act” means the Trust Indenture Act of 1939 as in effect on the date as of which this First Supplemental Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean such successor Trustee.
     “Underwriters” means J.P. Morgan Securities Inc. and UBS Securities LLC.
     “Underwriting Agreement” means the Underwriting Agreement, dated May 8, 2008, entered into by the Company and the Underwriters in connection with the sale of the Notes.
     “U.S.” means the United States of America.
     “Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

     Section 1.02. Relationship to Base Indenture. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires.
     (a) Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Base Indenture;
     (b) Terms defined both herein and in the Base Indenture shall have the meanings assigned to them herein;
     (c) Provisions of this First Supplemental Indenture that conflict with or are otherwise inconsistent with provisions of the Base Indenture shall be deemed to supersede and amend the Base Indenture for all purposes with respect to the Notes; and
     (d) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this First Supplemental Indenture.
     Section 1.03. Notices. Any notice or communication relating to the Notes shall be in writing (including telecopy promptly confirmed in writing) and delivered in person or mailed by first-class mail addressed as follows:
if to the Company:
TTM Technologies, Inc.
2630 South Harbor Boulevard
Santa Ana, California 92704
Attention: Chief Financial Officer
Fax: (714) 241-9723
with a copy to:
Greenberg Traurig, LLP
2375 E. Camelback Road
Suite 700
Phoenix, Arizona 85016
Attention: Michael L. Kaplan, Esq.
Fax: (602) 445-8615
if to the Trustee:
American Stock Transfer & Trust Company

59 Maiden Lane
New York, New York 10038
Attention: Corporate Trust Department
(TTM Technologies, Inc. 3.25% Convertible Senior Notes due 2015)
Fax: (718) 331-1852
     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee shall be effective only upon receipt.
     The Trustee agrees to accept and act upon facsimile transmission of written instructions and/or directions pursuant to this Indenture given by the Company, provided, however, that (1) the Company, subsequent to such facsimile transmission of written instructions and/or directions, shall provide the originally executed instructions and/or directions to the Trustee in a timely manner and (2) such originally executed instructions and/or directions shall be signed by an authorized officer of the Company.
     Section 1.04. When Notes Are Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.
     Section 1.05. Legal Holidays. With respect to the Notes, a “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York, New York. If an Interest Payment Date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest or Additional Interest, if any, shall accrue for the intervening period. If a Record Date is a Legal Holiday, the Record Date shall not be affected. In any case where the Stated Maturity of any Note is a Legal Holiday, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal need not be made on such date, but may be made on the next succeeding day that is not a Legal Holiday, with the same force and effect as if made on at the Stated Maturity.

     Section 1.06. Calculations in Respect of Notes. Except as otherwise provided in this First Supplemental Indenture, the Company shall be responsible for making all calculations called for under the Notes. The Company shall make all such calculations in good faith and, absent manifest error, its calculations shall be final and binding on Holders. The Company upon request will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the request of such Holder.
     Section 1.07. Governing Law. This First Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.
ARTICLE 2
Form of the Notes
     Section 2.01. Forms Generally. The Notes and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this First Supplemental Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor, the Code and regulations thereunder, or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof.
     The Notes shall initially be issued in the form of one or more permanent Global Notes in registered form in substantially the form set forth in this Article. The aggregate Principal Amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.
     Section 2.02. Form of Face of Note. THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS

REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TTM TECHNOLOGIES, INC.
3.25% Convertible Senior Notes Due 2015

No. 1 CUSIP NO.	U.S. $155,000,000
     TTM Technologies, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company”), which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Fifty-Five Million Dollars ($155,000,000) (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary) on May 15, 2015. Payment of the principal of this Note shall be made by check mailed to the address of the Holder of this Note specified in the register of Notes, or, at the option of the Company, by wire transfer in immediately available funds, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.
     The issue date of this Note is May 14, 2008.
     Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder the right to convert this Note into Common Stock of the Company and to require the Company to repurchase this Note upon certain events, in each case, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Indenture.
     This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.
     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

TTM TECHNOLOGIES, INC.

By:

Authorized Signatory
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
AMERICAN STOCK TRANSFER & TRUST COMPANY
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:

Name:
Authorized Signatory
Date:

[FORM OF REVERSE OF NOTE]
TTM TECHNOLOGIES, INC.
3.25% Convertible Senior Notes Due 2015
     This Note is one of a duly authorized issue of Notes of the Company, designated as its 3.25% Convertible Senior Notes due 2015 (the “Notes”), all issued or to be issued under and pursuant to an Indenture dated as of May 14, 2008, as supplemented and modified by a First Supplemental Indenture dated as of May 14, 2008 (together, the “Indenture”), each between the Company and American Stock Transfer & Trust Company (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.
     Interest. The Notes will bear interest at a rate of 3.25% per year. Interest on the Notes will accrue from May 14, 2008. Interest will be payable semiannually in arrears on May 15 and November 15, beginning November 15, 2008, and at maturity.
     Interest will be paid to the person in whose name a Note is registered at the close of business on the May 1 or November 1, as the case may be, immediately preceding the relevant Interest Payment Date. Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.
     Ranking. The Notes constitute a senior unsecured general obligation of the Company, ranking equally in right of payment with all of the existing and future senior unsecured and unsubordinated debt of the Company and ranking senior in right of payment to any future debt of the Company that is expressly made subordinate in right of payment to the Notes by the terms of such debt, and effectively ranking junior to any existing and future secured debt of the Company to the extent of the value of the assets securing such debt.
     Redemption at the Option of the Company. The Company may not redeem any of the Notes at its option prior to maturity.
     Repurchase by the Company at the Option of the Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, the Company shall become obligated, at the option of the Holder, to repurchase the Notes if a Fundamental Change occurs at any time prior to the Stated Maturity at 100% of the Principal Amount plus accrued and unpaid interest, including Additional Interest, if any, to, but excluding, the Fundamental Change Repurchase Date, which amount will be paid in cash.
     Withdrawal of Fundamental Change Repurchase Notice. Holders have the right to withdraw, in whole or in part, any Fundamental Change Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

     Payment of Fundamental Change Repurchase Price. If cash sufficient to pay the Fundamental Change Repurchase Price of all Notes or portions thereof to be repurchased on a Fundamental Change Repurchase Date is deposited with the Paying Agent on the Fundamental Change Repurchase Date, such Notes will cease to be outstanding and interest will cease to accrue on such Notes (or portions thereof) immediately after such Fundamental Change Repurchase Date, and the Holder thereof shall have no other rights as such (other than the right to receive the Fundamental Change Repurchase Price upon surrender of such Note).
     Conversion. Subject to and in compliance with the provisions of the Indenture (including without limitation the conditions of conversion of this Note set forth in Article 6 thereof), the Holder hereof has the right, at its option, to convert the Principal Amount hereof or any portion of such principal which is $1,000 or an integral multiple thereof, into cash and shares of Common Stock, if any, in each case at the Conversion Rate. The initial Conversion Rate is 62.6449 shares of Common Stock per $1,000 Principal Amount of Notes (equivalent to a conversion price of approximately $15.96), subject to adjustment in certain events described in the Indenture. Upon conversion, the Company will pay cash and shares of Common Stock, if any, based on a Settlement Amount calculated on a proportionate basis for each day of the Observation Period, as set forth in the Indenture. No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Notes for conversion. Notes in respect of which a Holder is exercising its right to require repurchase on a Fundamental Change Repurchase Date may be converted only if such Holder withdraws its election to exercise such right in accordance with the terms of the Indenture.
     In the event of a deposit or withdrawal of an interest in this Note, including an exchange, transfer, repurchase or conversion of this Note in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.
     If an Event of Default shall occur and be continuing, the Principal Amount plus interest, including Additional Interest, if any, through such date on all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate Principal Amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate Principal Amount of the Outstanding Notes, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of any provision of or applicable to this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
     As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity satisfactory to it, the Trustee shall not have received from the Holders of a majority in Principal Amount of Outstanding Notes a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of the Principal Amount or Fundamental Change Repurchase Price hereof on or after the respective due dates expressed herein.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount or Fundamental Change Repurchase Price of, and interest, including Additional Interest, if any, on, this Note at the times, place and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate Principal Amount, will be issued to the designated transferee or transferees.
     The Notes are issuable only in registered form in denominations of $1,000 and any integral multiple of $1,000 above that amount, as provided in the Indenture and subject to certain limitations therein set forth. Notes are exchangeable for a like aggregate Principal Amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company and the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and the Note Registrar and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     This Note shall be governed by and construed in accordance with the laws of the State of New York.
     All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[FORM OF CONVERSION NOTICE]
     To: TTM TECHNOLOGIES, INC.
     The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into cash and shares of Common Stock, if any, in accordance with the terms of the Indenture referred to in this Note, and directs that the check in payment of the cash deliverable upon such conversion, together with any shares issuable in respect of the remaining Settlement Amount (as defined in the Indenture), if any, and for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.
     Dated:

Signature(s)

Signature Guarantee
Signature(s) must be guaranteed by an eligible Guarantor
Institution (banks, stock brokers, savings and loan
associations and credit unions) with membership in an
approved signature guarantee medallion program pursuant
to Rule 17Ad-15 under the Securities Exchange Act of 1934,
as amended, if shares of Common Stock are to be issued, or
Notes to be delivered, other than to and in the name of the
registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $___,000

Social Security or other Taxpayer Identification Number

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]
To: TTM TECHNOLOGIES, INC.
     The undersigned registered owner of this Note hereby acknowledges receipt of a notice from TTM Technologies, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, to the registered holder hereof.
     Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number:

Principal amount to be repaid (if less than all): $___,000

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

[FORM OF ASSIGNMENT AND TRANSFER]
     For value received                      hereby sell(s), assign(s) and transfer(s) unto                      (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                      attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.
     Dated:

Signature(s)

Signature Guarantee
Signature(s) must be guaranteed by an eligible
Guarantor Institution (banks, stock brokers,
savings and loan associations and credit unions)
with membership in an approved signature
guarantee medallion program pursuant to
Rule 17Ad-15 under the Securities Exchange
Act of 1934, as amended, if shares of Common
Stock are to be issued, or Notes to be delivered,
other than to and in the name of the registered
holder.

NOTICE: The signature on the conversion notice,
the option to elect repurchase upon a Fundamental
Change, or the assignment must correspond with
the name as written upon the face of the Note in
every particular without alteration or enlargement
or any change whatever.

     Section 2.03. Form of Trustee’s Certificate of Authentication. This is one of the Notes referred to in the within-mentioned Indenture.

Dated:	American Stock Transfer & Trust Company, as Trustee

By

Authorized Signatory
ARTICLE 3
The Notes
     Section 3.01. Title and Terms; Payments. The aggregate Principal Amount of Notes that may be authenticated and delivered under this First Supplemental Indenture is initially limited to $155,000,000 (or up to $175,000,000 to the extent the Underwriters exercise their over-allotment option granted pursuant to the Underwriting Agreement), except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.05, 3.06, 3.07, 5.05.
     The Notes shall be known and designated as the “3.25% Convertible Senior Notes due 2015” of the Company. The Principal Amount shall be payable at the Stated Maturity.
     The Principal Amount of and interest on Global Notes registered in the name of The Depository Trust Company or its nominee shall be paid by wire transfer in immediately available funds to The Depository Trust Company or its nominee, as applicable.
     The Principal Amount of Certificated Notes shall be payable at the Corporate Trust Office and at any other office or agency maintained by the Company for such purpose. Interest, including Additional Interest, if any, on Certificated Notes will be payable (i) to Holders having an aggregate Principal Amount of $5,000,000 or less of Notes, by check mailed to such Holders at the address set forth in the Note Register and (ii) to Holders having an aggregate Principal Amount of more than $5,000,000 of Notes, either by check mailed to such Holders or, upon application by a Holder to the Note Registrar not later than the relevant Record Date for such interest payment, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies the Note Registrar to the contrary in writing.
     Section 3.02. Ranking. The Notes constitute a senior unsecured general obligation of the Company, ranking equally in right of payment with all of the existing and future senior unsecured and unsubordinated Indebtedness of the Company and ranking senior in right of payment to any future Indebtedness of the Company that is expressly made subordinate in right of payment to the Notes by the terms of such Indebtedness, and effectively ranking junior to any existing and future secured Indebtedness of the Company to the extent of the value of the assets securing such Indebtedness.
     Section 3.03. Denominations. The Notes shall be issuable only in registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000 above that amount.
     Section 3.04. Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Company by its Chief Executive Officer, its President, its Chief Financial Officer or its Treasurer.
     Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.
     At any time and from time to time after the execution and delivery of this First Supplemental Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes. The Company Order shall specify the amount of Notes to be authenticated, and shall further specify the amount of such Notes to be issued as a Global Note or as Certificated Notes. The Trustee in accordance with such Company Order shall authenticate and deliver such Notes as in this First Supplemental Indenture provided and not otherwise.
     Each Note shall be dated the date of its authentication.
     No Note shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.
     Section 3.05. Temporary Notes. Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes; provided, that any such temporary Notes shall bear legends on the face of such Notes as set forth in Section 2.02.

     If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency of the Company designated pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of Certificated Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under the Indenture as Certificated Notes.
     Section 3.06. Registration; Registration of Transfer and Exchange; Restrictions on Transfer.
     (a) The Company shall cause to be kept at the applicable Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 4.02 being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed “Note Registrar” (the “Note Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided.
     Upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to Section 4.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate Principal Amount and tenor, each such Note bearing such restrictive legends as may be required by this First Supplemental Indenture (including Sections 2.02).
     At the option of the Holder and subject to the other provisions of this Section 3.06 and to Section 3.10, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate Principal Amount and tenor, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.
     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Notes surrendered upon such registration of transfer or exchange.
     Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Notes, but the Company and the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.05 not involving any transfer.
     Neither the Company nor the Note Registrar shall be required to exchange or register a transfer of any Note (i) that has been surrendered for conversion or (ii) as to which a Fundamental Change Repurchase Notice has been delivered and not withdrawn, except that where such Fundamental Change Repurchase Notice provides that such Note is to be purchased only in part, the Company and the Note Registrar shall be required to exchange or register a transfer of the portion thereof not to be purchased.
     (b) Neither the Trustee, the Note Registrar nor any of their respective agents shall (i) have any duty to monitor compliance with or with respect to any federal or state or other securities or tax laws or (ii) have any duty to obtain documentation relating to any transfers or exchanges other than as specifically required hereunder.
     Section 3.07. Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.
     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.
     In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.
     Upon the issuance of any new Note under this Section 3.07, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every new Note issued pursuant to this Section 3.07 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of the Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
     Section 3.08. Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee, the Note Registrar and any agent of the Company, the Trustee or the Note Registrar may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of the principal of such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee, the Note Registrar nor any agent of the Company, the Trustee or the Note Registrar shall be affected by notice to the contrary.
     Section 3.09. Book-Entry Provisions for Global Notes.
     (a) The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear legends as set forth on the face of the form of Note in Section 2.02.
     Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.
     (b) Transfers of the Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred or exchanged, in whole or in part, for Certificated Notes in accordance with the rules and procedures of the Depositary and the provisions of Section 3.10. In addition, Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Notes if (i) such Depositary has notified the Company that the Depositary (A) is unwilling or unable to continue as Depositary for such Global Note or (B) has ceased to be a clearing agency registered under the Exchange Act when the Depositary is required to be so registered to act as such Depositary and, in either such case, no successor Depositary shall have been appointed within 90 days of such notification, (ii) there shall have occurred and be continuing an Event of Default with respect to such Global Note and the Outstanding Notes shall have become due and payable pursuant to Section 7.02 and the Trustee requests that Certificated Notes be issued or (iii) the Company, at its option, notifies the Trustee that it elects to cause the issuance of Certificated Notes, subject to applicable procedures of the Depositary.

     (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (b) above, the Note Registrar shall (if one or more Certificated Notes are to be issued) reflect on its books and records the date and a decrease in the Principal Amount of the Global Note in an amount equal to the Principal Amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Notes of like tenor and amount.
     (d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to paragraph (b) above, the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Note, an equal aggregate Principal Amount of Certificated Notes of authorized denominations and the same tenor.
     (e) The Holder of the Global Notes may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under the Indenture or the Notes.
     Section 3.10. Cancellation and Transfer Provisions. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Trustee shall cancel and dispose of all Notes surrendered for registration of transfer, exchange, payment, purchase, repurchase, conversion (pursuant to Article 6 hereof) or cancellation in accordance with its customary practices. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.
     Section 3.11. CUSIP Numbers. In issuing the Notes, the Company may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE 4
Particular Covenants of the Company
     Section 4.01. Payment of Principal and Interest. The Company covenants and agrees that it shall duly and punctually pay or cause to be paid the principal of and interest on each of the Notes, including Additional Interest, if any, at the places, at the respective times and in the manner provided herein and in the Notes.
     Section 4.02. Maintenance of Office or Agency. The Company shall maintain an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     The Company may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.
     The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.
     The Company hereby initially designates the Trustee as paying agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office.
     So long as the Trustee is the Note Registrar, the Trustee agrees to mail, or cause to be mailed, the notices and reports referenced in Article 7 of the Base Indenture and Section 7.14 hereunder. If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices and reports only to the Company and the holders of Notes it can identify from its records.
     Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.08 of the Base Indenture, a Trustee, so that there shall at all times be a Trustee hereunder.
     Section 4.04. Provisions as to Paying Agent.
     (a) If the Company shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:
     (i) that it will hold all sums held by it as such agent for the payment of the principal of or interest, including Additional Interest, if any, on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes;
     (ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of or interest, including Additional Interest, if any, on the Notes when the same shall be due and payable; and
     (iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.
     The Company shall, on or before each due date of the principal of or interest, including Additional Interest, if any, on the Notes, deposit with the paying agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided, however, that if such deposit is made on the due date, such deposit shall be received by the paying agent by 10:00 a.m. New York City time, on such date.
     (b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of or interest on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal or interest, including Additional Interest, if any, so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal of or interest, including Additional Interest, if any, on the Notes when the same shall become due and payable.
     (c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this First Supplemental Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such sums.
     The Trustee shall not be responsible for the actions of any other paying agents (including the Company if acting as its own paying agent) and shall have no control of any funds held by such other paying agents.

     Section 4.05. Commission Filings and Reports. The Company covenants to comply with Section 314(a) of the Trust Indenture Act as it relates to reports, information and documents that the Company may be required to file with the Trustee pursuant to such Section 314(a) and with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or otherwise by the Exchange Act, the Trust Indenture Act or other rules and regulations of the Commission and to file such reports, information and documents with the Trustee within 30 calendar days after the same is required to be filed with the Commission; provided that in each case the delivery of materials to the Trustee by electronic means or filing of documents pursuant to the Commission’s “EDGAR” system (or any successor electronic filing system) shall be deemed to constitute “filing” with the Trustee for purposes of this Section 4.05. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
     Section 4.06. Book-Entry System. If the Notes cease to trade in the Depositary’s book-entry settlement system, the Company covenants and agrees that it shall use reasonable efforts to make such other book-entry arrangements that it determines are reasonable for the Notes.
     Section 4.07. Additional Interest. If at any time Additional Interest become payable by the Company pursuant to Section 7.16, the Company shall promptly deliver to the Trustee a certificate to that effect and stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable pursuant to the terms of the Indenture. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to such Additional Interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.
     Section 4.08. Stay; Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest, including Additional Interest, if any, on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of the Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 4.09. Compliance Certificate; Notice of Default to Trustee. The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company, an Officers’ Certificate, stating whether or not to the knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of the Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.
     The Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action which the Company proposes to take with respect thereto.
     Any notice required to be given under this Section 4.09 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.
ARTICLE 5
Fundamental Changes and Repurchases Thereupon
     Section 5.01. Repurchase at Option of Holders Upon a Fundamental Change.
     (a) Generally. If a Fundamental Change occurs at any time prior to the Maturity of the Notes, then each Noteholder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof that is a multiple of $1,000 Principal Amount, on a Business Day specified by the Company that is no later than the 35th calendar day after the date of the Fundamental Change Company Notice (as defined below), subject to extension to comply with applicable law (the “Fundamental Change Repurchase Date”), at a repurchase price equal to 100% of the Principal Amount thereof, together with accrued and unpaid interest thereon, including Additional Interest, if any, to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”); provided, however, that if Notes are repurchased pursuant to this Section 5.01 between a regular Record Date and any Interest Payment Date, the interest, including Additional Interest, if any, payable in respect of such Interest Payment Date to which such Record Date relates, shall be payable to the Holders of record as of the corresponding Record Date.
     Repurchases of Notes under this Section 5.01 shall be made, at the option of the Holder thereof, upon:
     (i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder, prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, subject to extension to comply with applicable law, of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse side of the Notes or otherwise specifying:

     (A) if certificated, the certificate numbers of Notes to be delivered for repurchase (or if not certificated, information in compliance with appropriate procedures of the Depositary);
     (B) the portion of the Principal Amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and
     (C) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture; and
     (ii) delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the applicable Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 5.01 only if the Notes so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.
     Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee (or other Paying Agent appointed by the Company) the Fundamental Change Repurchase Notice contemplated by this Section 5.01 shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) in accordance with Section 5.03 below.
     The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.
     (b) Fundamental Change Company Notice. On or before the 20th day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of record of the Notes and the Trustee and Paying Agent a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Such mailing shall be by first class mail. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein once in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at such time.
     Each Fundamental Change Company Notice shall specify:
     (i) the events causing the Fundamental Change;

     (ii) the date of the Fundamental Change;
     (iii) the last date on which a Holder may exercise the repurchase right;
     (iv) the Fundamental Change Repurchase Price;
     (v) the Fundamental Change Repurchase Date;
     (vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;
     (vii) if applicable, the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;
     (viii) if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with Section 5.03; and
     (ix) the procedures that Holders must follow to require the Company to repurchase their Notes.
     No failure of the Company to give the foregoing notices and no defect therein shall limit any Holder’s repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 5.01.
     (c) No Payment During Events of Default. There shall be no repurchase of any Notes pursuant to this Section 5.01 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Fundamental Change Repurchase Notice) and is continuing an Event of Default (other than a default that is cured by the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes (i) with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with this First Supplemental Indenture, or (ii) held by it during the continuance of an Event of Default (other than a default that is cured by the payment of the Fundamental Change Repurchase Price with respect to such Notes) in which case, upon such return, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.
     (d) Payment of Fundamental Change Repurchase Price. The Notes to be repurchased pursuant to this Section 5.01 shall be paid for in cash.
     Section 5.02. Effect of Fundamental Change Repurchase Notice. Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 5.01(a), the Holder of the Note in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in accordance with Section 5.03) thereafter be entitled to receive solely the Fundamental Change Repurchase Price with respect to such Note. Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided the conditions in Section 5.01(a) have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 5.01(b).
     Section 5.03. Withdrawal of Fundamental Change Repurchase Notice.
     (a) A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:
     (i) the Principal Amount of the Notes with respect to which such notice of withdrawal is being submitted;
     (ii) if Certificated Notes have been issued, the certificate numbers of the withdrawn Notes (or if Certificated Notes have not been issued, information in compliance with appropriate procedures of the Depositary); and
     (iii) the Principal Amount of such Notes that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in Principal Amounts of $1,000 or an integral multiple of $1,000;
     provided, however, that if the Notes are not in certificated form, the notice must comply with appropriate procedures of the Depositary.
     Section 5.04. Deposit of Fundamental Change Repurchase Price. Prior to 10:00 a.m. (local time in The City of New York) on the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Repurchase Price, of all the Notes or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date. The Company shall promptly notify the Trustee in writing of the amount of any deposits of cash made pursuant to this Section 5.04. If the Paying Agent holds cash sufficient to pay the Fundamental Change Repurchase Price of any Note for which a Fundamental Change Repurchase Notice has been tendered and not withdrawn in accordance with this First Supplemental Indenture as of the close of business on the Fundamental Change Repurchase Date, then immediately following the Fundamental Change Repurchase Date, (a) such Note will cease to be outstanding and interest (including Additional Interest, if any) will cease to accrue thereon and (b) all other rights of the Holder in respect thereof will terminate (other than the right to receive the Fundamental Change Repurchase Price and previously accrued and unpaid interest, including Additional Interest, if any, upon delivery or transfer of such Note).
     Section 5.05. Notes Repurchased in Whole or in Part. Any Note that is to be repurchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Note so surrendered which is not repurchased.
     Section 5.06. Covenant to Comply With Securities Laws Upon Repurchase of Notes. In connection with any offer to repurchase Notes under Section 5.01 (provided that such offer or repurchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or repurchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 5.01 to be exercised in the time and in the manner specified in Section 5.01.
     Section 5.07. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, including Additional Interest, if any, or dividends, if any, thereon, held by them for the payment of the Fundamental Change Repurchase Price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 5.04 exceeds the aggregate Fundamental Change Repurchase Price of the Notes or portions thereof which the Company is obligated to repurchase as of the Fundamental Change Repurchase Date, then as soon as practicable following the Fundamental Change Repurchase Date, the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company.
ARTICLE 6
Conversion
     Section 6.01. Right to Convert.
     (a) Subject to and upon compliance with the provisions of the Indenture, each Holder shall have the right, at such Holder’s option, at any time following the Issue Date of the Notes hereunder through the close of business on the third Scheduled Trading Day immediately prior to the Stated Maturity to convert the Principal Amount of any such Notes, or any portion of such Principal Amount which is $1,000 or an integral multiple thereof at the Conversion Rate then in effect, (x) on or after November 15, 2014, without regard to the conditions described in clauses (i) through (iv) below and (y) prior to November 15, 2014, only upon the satisfaction of any of the following conditions:
     (i) A Holder may surrender all or a portion of its Notes for conversion during any calendar quarter (and only during such calendar quarter) commencing after June 30, 2008 if the Last Reported Sale Price for the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the applicable Conversion Price in effect on each such Trading Day.
     (ii) A Holder may surrender its Notes for conversion during the five Business Day period after any 10 consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures set forth in this Section 6.01(a)(ii), for each day of such period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. In connection with any conversion in accordance with this Section 6.01(a)(ii), the Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Notes unless requested by the Company; and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. Promptly after receiving such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.
The Company shall notify the Trustee and the Holders, in the manner provided in Section 11.02 of the Base Indenture, promptly upon determining (i) that the condition to convertibility of the Notes set forth in this Section 6.01(a)(ii) has been met and (ii) at any time after the condition to convertibility of the Notes set forth in this Section 6.01(a)(ii) has been met, that the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.
     (iii) In the event that the Company elects to:
     (A) issue to all or substantially all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the date of the distribution, shares of Common Stock at less than the average of the Last Reported Sale Prices of a share of Common Stock for the 10 consecutive Trading

Day period ending on the Trading Day preceding the announcement of such issuance; or
     (B) distribute to all or substantially all holders of Common Stock assets, debt securities or rights to purchase securities of the Company, which distribution has a per share Fair Market Value, as reasonably determined by the Company’s Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the declaration date for such distribution, then, in each case, the Company shall notify the Holders, in the manner provided in Section 11.02 of the Base Indenture, at least 65 Scheduled Trading Days prior to the first date upon which a sale of Common Stock does not automatically transfer the right to receive the relevant dividend or distribution from the seller of Common Stock to its buyer (the “Ex-Dividend Date”) or, if later, the Company shall notify the Holders on which the Company sets the Ex-Dividend Date for such distribution; provided, that in the event that the Ex-Dividend Date for such distribution is less than 65 Scheduled Trading Days from the date of the Company’s notice, the Company will set the Ex-Dividend Date for such distribution in a manner that, subject to applicable law, provides as much notice as possible to Holders of the Notes. Once the Company has given such notice, Holders may surrender Notes for conversion at any time until the earlier of 5:00 p.m., New York City time, on the Business Day immediately prior to such Ex-Dividend Date or the Company’s announcement that such distribution will not take place, even if the Notes are not otherwise convertible at such time.
     (iv) (A) If the Company is party to a Fundamental Change, the Company shall notify Holders, in the manner provided in Section 11.02 of the Base Indenture, at least 65 Scheduled Trading Days prior to the anticipated effective date for such transaction. Once the Company has given such notice, Holders may surrender Notes for conversion at any time until 35 calendar days after the actual effective date of such transaction or, if later, until the related Fundamental Change Repurchase Date.
     (b) Notwithstanding the foregoing, a Note in respect of which a Holder has delivered a Fundamental Change Repurchase Notice exercising such Holder’s option to require the Company to repurchase such Note may be converted only if such notice of exercise is withdrawn in accordance with Article 5 hereof prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date.
     Section 6.02. Conversion Procedure.
     (a) Each Note shall be convertible at the office of the Conversion Agent.
     (b) In order to exercise the conversion right with respect to any interest in Global Notes, the Holder must complete the appropriate instruction form for conversion pursuant to the

Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay the funds, if any, required by this Section 6.02 or Section 6.03(c) and any transfer taxes if required pursuant to Section 6.08. In order to exercise the conversion right with respect to any Notes in certificated form, the Holder of any such Notes to be converted, in whole or in part, shall:
     (i) complete and manually sign the conversion notice provided on the back of the Note (the “Conversion Notice”) or a facsimile of the conversion notice and deliver such notice and the Note to a Conversion Agent;
     (ii) if required, furnish appropriate endorsements and transfer documents;
     (iii) if required, pay all taxes and duties that may be applicable to such conversion; and
     (iv) make any payment required under this Section 6.02, Section 6.03(c) or Section 6.08.
     The date on which the Holder satisfies all of the applicable requirements set forth above is the “Conversion Date.”
     (c) Each Conversion Notice shall state the name or names (with address or addresses) in which any certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. All such Notes surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.
     (d) On the third Scheduled Trading Day immediately following the last day of the Observation Period, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Holder (as if such transfer were a transfer of the Notes (or portion thereof) so converted), the Company shall deliver and shall issue to such Holder at the office of the Conversion Agent, the cash amounts payable in respect of such conversion and a certificate or certificates for the number of full shares of Common Stock issuable in respect of such conversion, if any, in accordance with the provisions of this Article 6. Notwithstanding the immediately preceding sentence, with respect to any conversion of Notes for which the Conversion Date occurs on or after the Effective Date of a Fundamental Change in which the Reference Property into which the Common Stock is converted consists entirely of cash, the delivery of cash and issuance of shares of Common Stock referred to in the immediately preceding sentence shall take place on the third Scheduled Trading Day after the relevant Conversion Date. In case any Notes of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Notes so surrendered, without charge to such Holder, new Notes in authorized denominations in an aggregate Principal Amount equal to the unconverted portion of the surrendered Notes.
     Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) on the date on which the requirements set forth above in this Section 6.02 have been satisfied as to such Notes (or portion thereof), and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the Holder of record of the shares represented thereby; provided, however, that in case of any such surrender on any date when the stock transfer books of the Company shall be closed, the person or persons in whose name the certificate or certificates for such shares are to be issued shall be deemed to have become the record Holder thereof for all purposes on the next day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such Notes shall be surrendered.
     (e) Upon the conversion of an interest in Global Notes, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Notes as to the reduction in the Principal Amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.
     Section 6.03. Settlement Upon Conversion.
     (a) Upon conversion of any Notes, the Company shall deliver to converting Holders, in respect of each $1,000 Principal Amount of Notes being converted, a “Settlement Amount” equal to the sum of the Daily Settlement Amounts for each of the 60 Trading Days during the Observation Period for such Notes. The “Daily Settlement Amount” for each of the 60 Trading Days during the Observation Period shall consist of:
     (i) cash equal to the lesser of (x) $1,000 divided by 60 (such quotient being referred to as the “Daily Measurement Value”) and (y) the Daily Conversion Value, and
     (ii) to the extent the Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (x) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (y) the Daily VWAP for such day.
     (b) Upon conversion, Holders shall not receive any separate cash payment for accrued and unpaid interest, including Additional Interest, if any, unless such conversion occurs between a Record Date and the Interest Payment Date to which it relates, in which case such payment shall be payable to the Holder of converted Notes as of the Record Date.
     (c) If Notes are converted after 5:00 p.m., New York City time, on a Record Date for the payment of interest, Holders of such Notes at 5:00 p.m., New York City time, on such Record Date will receive the interest and Additional Interest, if any, payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any Record Date to 9:00 a.m., New York City time, on the immediately following Interest Payment Date, must be accompanied by funds equal to the amount of interest and Additional Interest, if any, payable on the Notes so converted; provided that no such payment need be made (i) in respect of any conversion which occurs after the Record Date for the interest payment due on May 15, 2015; (ii) if the Company has specified a Fundamental Change Repurchase date that is after a Record Date and on or prior to the third Trading Day after the corresponding Interest Payment Date or (iii) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Notes.
     (d) The Company shall not issue fractional shares of Common Stock upon conversion of Notes. If multiple Notes shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate Principal Amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Notes, the Company shall make payment therefor to the Holder of such Notes in cash equal to the fraction of a share of Common Stock otherwise issuable multiplied by the Daily VWAP for the final Trading Day of the applicable Observation Period.
     (e) For purposes of this Section 6.03, and notwithstanding the definitions contained in Section 1.01, the term “Trading Day” shall mean a day during which (A) there is no Market Disruption Event and (B) trading in securities generally occurs on The Nasdaq Stock Market or, if the Common Stock is not then listed on The Nasdaq Stock Market, on the principal other US national on regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, in the principal other market on which the Common Stock is then traded. If the Common Stock (or other security for which a Daily VWAP must be determined for purposes of this Section 6.03) is not so listed or quoted, then, for purposes of this Section 6.03, “Trading Day” shall mean a Business Day.
     Section 6.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company will not make any adjustment if holders of Notes may participate, as a result of holding the Notes, in the transactions described without having to convert their Notes.
     (a) If the Company, at any time or from time to time while any of the Notes are outstanding, issues shares of its Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination with respect to its Common Stock, then the Conversion Rate will be adjusted based on the following formula:

  where

CR0 =	the Conversion Rate in effect immediately prior to the Ex-Dividend Date of such dividend or distribution, or the effective date of such share split or share combination, as applicable;

CR’ =	the Conversion Rate in effect immediately after the opening of business on such Ex-Dividend Date or effective date;

OS0 =	the number of shares of Common Stock outstanding immediately prior to such Ex-Dividend Date or effective date; and

OS’ =	the number of shares of Common Stock outstanding immediately after the opening of business on such Ex-Dividend Date or effective date after giving effect to such dividend, distribution, share split or share combination.
Such adjustment shall become effective immediately after the opening of business on the day following the record date for such dividend or distribution, or the date fixed for determination for such share split or share combination.
     (b) If the Company, at any time or from time to time while any of the Notes are outstanding, issues to all or substantially all holders of its outstanding shares of Common Stock any rights or warrants entitling them for a period of not more than 60 calendar days to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) at a price per share (or having a conversion, exchange or exercise price per share) less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula:
  where

CR0 =	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such issuance;

CR’ =	the Conversion Rate in effect immediately after the opening of business on such Ex-Dividend Date for such issuance;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date for such issuance;

X =	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y =	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of the issuance of such rights or warrants.
     To the extent that shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) actually delivered. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors of the Company.
For the purposes of this Section 6.04(b), rights or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 6.04(b) (and no adjustment to the Conversion Rate under this Section 6.04(b) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 6.04(b). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this First Supplemental Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 6.04(b) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any Holders thereof, the Conversion Rate shall be readjusted upon such final repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all applicable holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.
     (c) If the Company, at any time or from time to time while the Notes are outstanding, distributes shares of any class of Capital Stock of the Company, evidences of its Indebtedness or other assets or property of the Company to all or substantially all holders of its Common Stock, excluding:
     (i) dividends or distributions referred to in Section 6.04(a);
     (ii) rights or warrants referred to in Section 6.04(b);
     (iii) dividends or distributions referred to in Section 6.04(d); and
     (iv) spin-offs to which the provisions of this Section 6.04(c) apply, then the conversion rate will be adjusted based on the following formula:
  where

CR0 =	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR’ =	the Conversion Rate in effect immediately after the opening of business on Ex-Dividend Date for such distribution;

SP0 =	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =	the Fair Market Value (as determined by the Board of Directors of the Company) of the shares of Capital Stock, evidences of Indebtedness, assets or property distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

     Such adjustment shall become effective immediately prior to the opening of business on the day following the record date for such distribution. If the Board of Directors of the Company determines the Fair Market Value of any distribution for purposes of this Section 6.04(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the average of the Last Reported Sale Prices of the Common Stock.
     With respect to an adjustment pursuant to this Section 6.04(c) where there has been a payment of a dividend or other distribution on the Common Stock or shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a “Spin-Off”), the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the effective date of such Spin-Off shall be increased based on the following formula:
   where

CR0 =	the Conversion Rate in effect immediately prior to the end of the Valuation Period (as defined below);

CR’ =	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0 =	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period after, and including, the effective date of the Spin-Off (the “Valuation Period”); and

MP0 =	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.
     The adjustment to the Conversion Rate under the preceding paragraph will occur on the last day of the Valuation Period; provided, that in respect of any conversion during the Valuation Period, references within this Section 6.04(c) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such spin-off and the Conversion Date in determining the applicable adjustment to the Conversion Rate.
     For the purposes of this Section 6.04(c), any shares of any class of Capital Stock of the Company, evidences of its Indebtedness or other assets or property of the Company (the “Company Interests”), which, until the occurrence of a Trigger Event: (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 6.04(c) (and no adjustment to the Conversion Rate under this Section 6.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such Company Interests shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 6.04(c). If any such Company Interests, including any distributed prior to the date of this First Supplemental Indenture, are subject to events, upon the occurrence of which such Company Interests become exercisable to purchase different securities, evidences of Indebtedness or other assets or property, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new Company Interests (and a termination or expiration of the existing Company Interests without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of Company Interests, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 6.04(c) was made, (1) in the case of any such Company Interests which shall all have been redeemed or repurchased without exercise by any Holders thereof, the Conversion Rate shall be readjusted upon such final repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such Company Interests (assuming such holder had retained such Company Interests), made to all applicable holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such Company Interests which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such Company Interests had not been issued.
     (d) If any cash dividend or other distribution is made to all or substantially all holders of Common Stock, the Conversion Rate shall be adjusted based on the following formula:
  where

CR0 =	the Conversion Rate in effect immediately prior to the Ex-Dividend Date For such dividend or distribution;

CR’ =	the Conversion Rate in effect immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution;

SP0 =	the Last Reported Sale Price of a share of Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =	the amount in cash per share the Company distributes to holders of Common Stock.

     (e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:
  where

CR0 =	the Conversion Rate in effect immediately prior to the effective date of the adjustment;

CR’ =	the Conversion Rate in effect immediately after the effective date of the adjustment;

AC =	the aggregate value of all cash and any other consideration (as determined by the Company’s Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS’ =	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires; and

SP’ =	the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.
The adjustment to the Conversion Rate under this Section 6.04(e) shall occur at the close of business on the tenth Trading Day from, and including the Trading Day next succeeding the date such tender or exchange offer expires; provided, that in respect of any conversion within 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references within this Section 6.04(e) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the applicable adjustment to the Conversion Rate.
     (f) For purposes of this Section 6.04, “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Company’s Board of Directors or by statute, contract or otherwise).
     (g) If application of the formulas provided in Sections 6.04(a), 6.04(b), 6.04(c), 6.04(d) or 6.04(e) would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made except in the case of a share split or share combination with respect to the Company’s Common Stock.
     (h) To the extent permitted by applicable law and subject to subsection (i) below, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 Business Days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to this Section 6.04(h), the Company shall mail to Holders of record of the Notes a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
     (i) The Company may make such increases in the Conversion Rate, in addition to any adjustments required by Section 6.04(a), 6.04(b), 6.04(c), 6.04(d) or 6.04(e), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.
     (j) All calculations under this Article 6 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten-thousandth of a share, as the case may be. No adjustment shall be made for the Company’s issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities, other than as provided in this Section 6.04.
     (k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate to the Trustee, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall cause such notice of such adjustment of the Conversion Rate to be mailed to each Noteholder at such Holder’s last address appearing on the list of Noteholders provided for in

Section 3.06, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
     (l) In any case in which this Section 6.04 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Notes converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 6.03.
     (m) For purposes of this Section 6.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
     (n) No adjustment to the Conversion Rate shall be made pursuant to this Section 6.04 if the Holders of the Notes may participate in the transaction that would otherwise give rise to an adjustment pursuant to this Section 6.04. In addition, notwithstanding any other provision of this Section 6.04, the Conversion Rate shall not be adjusted: (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan; (ii) upon the issuance of any shares of Common Stock or restricted stock units or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any Subsidiary; (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) and outstanding as of the date the Notes were first issued; (iv) for a change in the par value of the Common Stock; or (v) for accrued and unpaid interest (including Additional Interest, if any).
     (o) In no event will the total number of shares of Common Stock issuable upon conversion exceed 79.8722 shares of Common Stock per $1,000 Principal Amount of Notes, whether as a result of an increase in the Conversion Rate in connection with a Fundamental Change or otherwise, subject in each case to adjustments in the same manner as the Conversion Rate as set forth in this Section 6.04.
     Section 6.05. Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur:
     (i) any reclassification or change of shares of Common Stock issuable upon conversion of the Notes (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 6.04(c));
     (ii) any consolidation, merger or combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in outstanding shares of Common Stock; or
     (iii) any sale, lease or other transfer of all or substantially all of the properties and assets of the Company and its Subsidiaries to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash or any combination of the foregoing) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that the Notes shall be convertible into the kind and amount of shares of stock, securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance (the “Reference Property”). However, any amount otherwise payable in cash upon settlement of conversion of Notes immediately prior to the effective time of such transaction shall continue to be payable in cash, and each Noteholder shall be entitled thereafter to convert its Notes into cash (up to the aggregate Principal Amount thereof) and Reference Property in the same proportions provided under Section 6.03(a) with respect to settlement of conversions in cash and shares of Common Stock. If the transaction causes Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any from of stockholder election), the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such election. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 6. If, in the case of any such reclassification, change, consolidation, merger, combination, sale or conveyance, the stock, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash) of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances. If this Section 6.05 applies to any event or occurrence, Section 6.04 shall not apply.
     Section 6.06. Adjustments of Average Prices. Whenever a provision of the Indenture requires the calculation of an average of Last Reported Sale Prices or Daily VWAP over a span of multiple days, the Company will make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which the average is to be calculated.
     Section 6.07. Adjustments Upon Certain Fundamental Changes.
     (a) If a Holder elects to convert Notes in connection with a Fundamental Change, the Conversion Rate for such Notes shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below. Any conversion occurring at a time when the Notes would be convertible in light of the expected or actual occurrence of a Fundamental Change shall be deemed to have occurred in connection with such Fundamental Change notwithstanding the fact that a Note may then also be convertible because another condition to conversion under Section 6.01 has been satisfied.
     (b) The number of Additional Shares shall be determined by reference to the table attached as Schedule A hereto, based on the date on which the Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid per share of Common Stock in the Fundamental Change. If the Fundamental Change is a transaction described in clause (1) or (2) of the definition thereof, and holders of Common Stock receive only cash in such Fundamental Change, the Stock Price shall be the cash amount paid per share. In all other cases, the Stock Price shall be the average of the Last Reported Sale Prices of Common Stock over the five Trading Day period ending on the Trading Day preceding the Effective Date of the Fundamental Change.
     (c) The Stock Prices set forth in the first row of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 6.04.

     (d) In the event that the exact Stock Prices and Effective Dates relating to a Fundamental Change are not set forth in the table in Schedule A, then:
     (i) If the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year.
     (ii) If the Stock Price is greater than $50.00 per share (subject to adjustment in the same manner as the Conversion Rate as set forth in Section 6.04), no Additional Shares will be issued upon conversion.
     (iii) If the Stock Price is less than $12.52 per share (subject to adjustment in the same manner as the Conversion Rate as set forth in Section 6.04), no Additional Shares will be issued upon conversion.
     Section 6.08. Taxes on Shares Issued. Any issue of stock certificates on conversions of Notes shall be made without charge to the converting Holder for any documentary, transfer, stamp or any similar tax in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Notes converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
     Section 6.09. Reservation of Shares; Shares to be Fully Paid; Compliance With Governmental Requirements; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion (assuming that, at the time of the computation of such number of shares or securities, all such Notes would be held by a single Holder).
     Before taking any action that would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

     The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any lien or adverse claim.
     The Company shall use its reasonable efforts to list or cause to have quoted any shares of Common Stock to be issued upon conversion of Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.
     Section 6.10. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Noteholder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 6. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 6.05 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 6.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 9.01 and Article 7 of the Base Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.
     Section 6.11. Notice to Holders Prior to Certain Actions. In case:
     (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 6.04; or
     (b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or
     (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale, lease or transfer of all or substantially all of the assets of the Company or any of its Significant Subsidiaries; or
     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company or any of its Significant Subsidiaries;
then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Noteholder at such Holder’s address appearing on the list of Noteholders provided for in Section 3.06 of this First Supplemental Indenture, as promptly as practicable but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.
     Section 6.12. Stockholder Rights Plan. Each share of Common Stock issued upon conversion of Notes pursuant to this Article 6 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any stockholder rights plan of the Company that may be in effect at such time. If at the time of conversion, however, the rights pursuant to an effective stockholder rights plan have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that the Holders of the Notes would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Notes, the Conversion Rate will be adjusted at the time of separation as if the Company has distributed to all holders of Common Stock, rights or warrants as provided in Section 6.04(b) or, as appropriate and without duplication of Section 6.04(b), Company Interests as provided in Section 6.04(c), each subject to readjustment in the event of the expiration, termination or redemption of such rights or warrants.
     Section 6.13. Company Determination Final. Any determination that the Company or its Board of Directors must make pursuant to this Article 6 shall be conclusive if made in good faith and in accordance with the provisions of this Article 6, absent manifest error, and set forth in a Board Resolution.

ARTICLE 7
Events of Default; Remedies
     Section 7.01. Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (a) default in the payment of interest, including Additional Interest, if any, on any Notes when due and payable and such default continues for a period of 30 days;
     (b) default in the payment of the Principal Amount or Fundamental Change Repurchase Price of any Note when due and payable at its Stated Maturity, at its Fundamental Change Repurchase Date, upon acceleration, or otherwise;
     (c) default in the Company’s obligation to convert the Notes into cash and shares of Common Stock, if any, upon exercise of a Holder’s conversion rights in accordance with Article 6 hereof, if such failure continues for a period of five trading days or more;
     (d) failure by the Company to provide the Fundamental Change Company Notice or notice to Holders required pursuant to Section 6.01(a)(iii) or Section 6.01(a)(iv), in each case when due;
     (e) failure by the Company to comply with its obligations under Section 8.01 hereof;
     (f) default in the observance or performance of any covenant of the Company in the Notes or the Indenture, and such default continues for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate Principal Amount of the Outstanding Notes a written notice specifying such default and stating that such notice is a “Notice of Default” hereunder;
     (g) default by the Company or any Subsidiary with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced any Indebtedness for money borrowed in excess of $15,000,000 in the aggregate of the Company and/or any Subsidiary of the Company, whether such Indebtedness exists as of the date of this First Supplemental Indenture or is hereafter created (i) resulting in such Indebtedness becoming or being declared due and payable prior to the scheduled maturity thereof or (ii) constituting a failure to pay the principal or interest of any such Indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise;
     (h) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, (ii) a decree or order adjudging the Company or a Significant Subsidiary of the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of a Significant Subsidiary of the Company of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;
     (i) the commencement by the Company or by a Significant Subsidiary of the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or of a Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of a Significant Subsidiary of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or by a Significant Subsidiary of the Company in furtherance of any such action; or
     (j) the rendering against the Company or any of its Subsidiaries of a final judgment for the payment of $15,000,000 or more, excluding any amounts covered by insurance, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal such judgment has expired if no such appeal has commenced or (ii) the date of which all rights to appeal such judgment have been extinguished.
     Section 7.02. Acceleration of Maturity; Rescission and Annulment.
     (a) If an Event of Default (other than those specified in Section 7.01(h) and 7.01(i)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Notes may declare the Principal Amount plus accrued and unpaid interest, including Additional Interest, on all the Outstanding Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such Principal Amount plus accrued and unpaid interest, including Additional Interest, shall become immediately due and payable.
     Notwithstanding the foregoing, in the case of an Event of Default specified in Section 7.01(h) or Section 7.01(i)), the Principal Amount plus accrued and unpaid interest, including

Additional Interest, on all Outstanding Notes will ipso facto become due and payable without any declaration or other act on the part of the Trustee or any Holder.
     (b) The Holders of not less than a majority in Principal Amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and rescind any acceleration with respect to the Notes and its consequences, if (1) such recission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than Events of Default pursuant to Section 7.01(a) or Section 7.01(b), have been cured or waived; provided, however, that notwithstanding the foregoing, such Holders may not waive or rescind a Default:
     (i) described in Section 7.01(a) or Section 7.01(b); or
     (ii) in respect of a covenant or provision hereof which under Article 11 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.
     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
     Section 7.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if a Default is made in the payment of the Principal Amount plus accrued and unpaid interest, including Additional Interest, at the Maturity thereof or in the payment of the Fundamental Change Repurchase Price in respect of any Note, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the Principal Amount plus accrued but unpaid interest, including Additional Interest, on the Notes or to enforce the performance of any provision of the Notes or the Indenture. The Trustee may maintain a proceeding even if the Trustee does not possess any of the Notes or does not produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
     Section 7.04. Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the

Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.07 of the Base Indenture.
     No provision of the Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 7.05. Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money to Holders, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee under Section 7.07 of the Base Indenture;
     SECOND: To the payment of the amounts then due and unpaid on the Notes for the Principal Amount, Fundamental Change Repurchase Price or interest, including Additional Interest, as the case may be, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes; and
     THIRD: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.
     Section 7.06. Limitation on Suits. No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder (other than in the case of an Event of Default specified in Section 7.01(a) or Section 7.01(b), unless:
     (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default;
     (ii) the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

     (iii) such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;
     (iv) the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and
     (v) no direction, in the opinion of the Trustee, inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate Principal Amount of the Outstanding Notes;
it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of the Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.
     Section 7.07. Unconditional Right of Holders to Receive Payment. Notwithstanding any other provision of the Indenture, the right of any Holder to receive payment of the Principal Amount, Fundamental Change Repurchase Price or interest in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes or any Fundamental Change Repurchase Date, as applicable, and to convert the Notes in accordance with Article 6, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.
     Section 7.08. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under the Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
     Section 7.09. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 3.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 7.10. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
     Section 7.11. Control by Holders. The Holders of a majority in Principal Amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:
     (i) such direction shall not be in conflict with any rule of law or with the Indenture; and
     (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
     Section 7.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect of the Notes, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant; but the provisions of this Section 7.12 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in Principal Amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the Principal Amount on any Note on or after Maturity of such Note or the Fundamental Change Repurchase Price.
     Section 7.13. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 7.14. Notice of Default to Holders. If an Event of Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Event of Default within 90 days after it occurs. The Trustee may withhold notice to the Holders of the Notes of any Event of Default, except defaults in payment of Principal Amount or interest, including Additional Interest, if any, on the Notes, if and so long as a committee of the trust officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of the Notes.
     Section 7.15. Default Interest. Payments of the Fundamental Change Repurchase Price, principal or interest, including Additional Interest, if any, that are not made when due will accrue interest at the annual rate of 1% per annum above the then-applicable interest rate from the required payment date.
     Section 7.16. Sole Remedy for Failure to Report. Notwithstanding any other provision of the Indenture, the Company may elect by written notice to the Trustee that the sole remedy for an Event of Default relating to the failure of the Company to comply with its agreements under Section 4.05 of this First Supplemental Indenture or the requirements of Section 314(a)(1) of the Trust Indenture Act will for the 365 calendar days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest (“Additional Interest”) on the principal amount of the Notes at a rate equal to 0.25% per annum for the first 180 calendar days after the occurrence of such an Event of Default and 0.50% per annum from the 181st calendar day until the 365th day after the occurrence of such an Event of Default. Such Additional Interest shall be payable in the same manner and on the same Interest Payment Dates and subject to the same terms as other interest payable under this First Supplemental Indenture. Additional Interest shall accrue on all outstanding Notes from and including the date on which such Event of Default relating to a failure to comply with Section 4.05 first occurs to but not including the 365th calendar day thereafter (or such earlier date on which the Event of Default relating to a failure to comply with Section 4.05 shall have been cured or waived). On such 365th calendar day (or such earlier date on which the Event of Default relating to a failure to comply with Section 4.05 shall have been cured or waived), such Additional Interest shall cease to accrue and on such 365th calendar day the Notes shall be subject to acceleration and other remedies as provided in this Section 7.16 if the Event of Default is continuing. For the avoidance of doubt, the provisions of this Section 7.16 shall not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay Additional Interest upon an Event of Default relating to failure to comply with Section 4.05, the Notes shall be subject to acceleration as provided in Section 7.02. For the further avoidance of doubt, the Additional Interest will accrue from the date on which the Event of Default relating to a failure to comply with Section 4.05 occurs. In order to elect to pay the Additional Interest as the sole remedy during the first 365 days after the occurrence of an Event of Default relating to a failure to comply with Section 4.05, the Company must notify all Holders of Notes, the Trustee and the Paying Agent of such election prior to the tenth Business Day following the date on which the Event of Default relating to a failure to comply with Section 4.05 occurs.

ARTICLE 8
Consolidation, Merger, Sale, Conveyance and Lease
     Section 8.01. Company May Consolidate, Etc. on Certain Terms. Article 5 of the Base Indenture shall govern the terms upon which the Company may merge or consolidate or sell, assign, transfer, lease, convey or otherwise dispose of its or its Subsidiaries assets.
ARTICLE 9
Supplemental Provisions Regarding the Trustee
     Section 9.01. Duties and Responsibilities in Respect of Events of Default. In addition to the duties and responsibilities of the Trustee provided in the Base Indenture, in case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.
ARTICLE 10
Satisfaction And Discharge
     Section 10.01. Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption of all of the Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest, including Additional Interest, if any, due or to become due to such date of maturity or redemption date, as the case may be, accompanied by a verification report, as to the sufficiency of the deposited amount, from an independent certified accountant or other financial professional satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this First Supplemental Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (ii) rights hereunder of Noteholders to receive payments of principal of and interest, including Additional Interest, if any, on, the Notes and the other rights, duties and obligations of Noteholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the

Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 11.04 of the Base Indenture and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this First Supplemental Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this First Supplemental Indenture or the Notes.
     Section 10.02. Deposited Monies to be Held in Trust by Trustee. Subject to Section 10.04, all monies deposited with the Trustee pursuant to Section 10.01 shall be held in trust for the sole benefit of the Noteholders, and such monies shall be applied by the Trustee to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest, including Additional Interest, if any.
     Section 10.03. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this First Supplemental Indenture, all monies then held by any paying agent of the Notes (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.
     Section 10.04. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest, including Additional Interest, if any, on Notes and not applied but remaining unclaimed by the holders of Notes for two years after the date upon which the principal of or interest, including Additional Interest, if any, on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Company for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.
     Section 10.05. Reinstatement. If the Trustee or the paying agent is unable to apply any money in accordance with Section 10.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this First Supplemental Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 until such time as the Trustee or the paying agent is permitted to apply all such money in accordance with Section 10.02; provided, however, that if the Company makes any payment of interest on or principal of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Trustee or paying agent.

ARTICLE 11
Modification and Amendment
     Section 11.01. Supplemental Indentures With Consent of Holders. With the consent of the Holders of not less than a majority in Principal Amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental to the Base Indenture or this First Supplemental Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders under the Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby,
     (i) reduce the Principal Amount of Notes whose Holders must consent to a supplemental indenture or an amendment to the Indenture;
     (ii) reduce the rate or extend the time of payment of Interest, including Additional Interest, if any, on any Note;
     (iii) reduce the Principal Amount of, or extend the Stated Maturity of, any Note;
     (iv) make any change that impairs or adversely affects the conversion rights or Conversion Rate of any Notes;
     (v) reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders of Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions (including the definition) in this First Supplemental Indenture or the Base Indenture or otherwise;
     (vi) make any Note payable in currency other than that stated in such Note;
     (vii) change the ranking of the Notes in any manner that adversely affects the rights of Holders of Notes under the Indenture;
     (viii) impair the right of a Holder to receive payment of principal and interest, including Additional Interest, if any, on such Holder’s Notes, or alter the due dates therefore or to institute a suit for the enforcement of any payment on or with respect to such Holder’s Notes;
     (ix) modify any of the provisions of this Section 11.01;
     It shall not be necessary for any Act of Holders under this Section 11.01 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Section 11.02. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture or this First Supplemental Indenture, in form satisfactory to the Trustee, for any of the following purposes:
     (i) to cure any ambiguity or correct any omission, defect or inconsistency contained herein, so long as such action will not adversely affect the interest of the Holders; provided that any such amendment made solely to conform the provisions of the Indenture to the description thereof contained in the Prospectus shall be deemed not to adversely affect the interests of the Holders;
     (ii) to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company contained in this First Supplemental Indenture or in the Base Indenture;
     (iii) to add guarantees with respect to the Notes;
     (iv) to secure the Notes;
     (v) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or
     (vi) to add or modify any other provision herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which does not materially and adversely affect the rights of any Holder;
     (vii) to modify, eliminate or add to the provisions of the Indenture to such extent as shall be necessary to effect the qualification of the Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted.
     Section 11.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 11 or the modifications thereby of the trusts created by the Indenture, the Trustee shall be provided with, and (subject to Section 9.01) shall be fully protected in relying upon, in addition to the documents required by Section 11.04 of the Base Indenture, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by the Indenture. Subject to the preceding sentence, the Trustee shall sign such supplemental indenture if the same does not adversely affect the Trustee’s own rights, duties or immunities under the Indenture or otherwise. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that adversely affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.
     Section 11.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 11, the Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes; and every Noteholder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
     Section 11.05. Conformity With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.
     Section 11.06. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 11 shall bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.
     Section 11.07. Notice to Holders of Supplemental Indentures. The Company shall cause notice of the execution of any supplemental indenture to be mailed to each Noteholder, at his address appearing on the Note Register provided for in this First Supplemental Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
[Remainder of the page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

TTM TECHNOLOGIES, INC.
By:	/s/ Steven W. Richards
	Name:	Steven W. Richards
	Title:	EVP, CFO & Secretary

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Trustee
By:	/s/ Herbert J. Lemmer
	Name:	Herbert J. Lemmer
	Title:	Vice President

SCHEDULE A

Effective
Date	$12.52	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00	$19.00	$20.00	$25.00	$30.00	$35.00	$40.00	$45.00	$50.00
5/14/2008	17.2273	18.6614	16.5674	14.8247	13.3578	12.1106	11.0409	10.1158	9.3098	6.4885	4.8300	3.7580	3.0161	2.4756	2.0662
5/15/2009	17.2273	18.5514	16.3488	14.5273	13.0038	11.7171	10.6204	9.6780	8.8622	6.0535	4.4467	3.4305	2.7388	2.2410	1.8671
5/15/2010	17.2273	18.3936	16.0546	14.1343	12.5407	11.2054	10.0764	9.1141	8.2879	5.5043	3.9689	3.0267	2.3999	1.9564	1.6271
5/15/2011	17.2273	18.1098	15.6023	13.5623	11.8857	10.4949	9.3314	8.3503	7.5170	4.7919	3.3648	2.5260	1.9865	1.6135	1.3409
5/15/2012	17.2273	17.6530	14.9251	12.7311	10.9510	9.4948	8.2946	7.2981	6.4651	3.8595	2.6007	1.9103	1.4884	1.2066	1.0045
5/15/2013	17.2273	16.8694	13.8406	11.4434	9.5350	8.0072	6.7773	5.7819	4.9721	2.6264	1.6487	1.1762	0.9118	0.7433	0.6244
5/15/2014	17.2273	15.4621	11.9401	9.2260	7.1416	5.5458	4.3265	3.3968	2.6884	0.9970	0.5320	0.3740	0.2990	0.2512	0.2156
5/15/2015	17.2273	14.2660	8.7723	4.0112	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000